UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2009
DUNCAN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33266 (Commission File Number)	20-5639997 (IRS Employer Identification Number)
1100 Louisiana Street, 10th Floor
Houston, Texas 77002
(Address of principal executive offices)
(713) 381-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Underwriting Agreement. On June 15, 2009, Duncan Energy Partners L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) for the public offering of 8,000,000 common units, and up to 1,200,000 additional common units to cover over-allotments, if any. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. Closing of the issuance and sale of the common units is scheduled for June 19, 2009.
     The offering of the common units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-149583) of the Partnership (the “Registration Statement”), and the prospectus supplement dated June 15, 2009, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act (the “Prospectus”).
     The Underwriting Agreement provides that the obligations of the underwriters to purchase the common units are subject to approval of legal matters by counsel and other customary conditions. The underwriters are obligated to purchase all the common units if they purchase any of the common units. The Partnership and certain of its affiliates have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities. The underwriters have agreed to reimburse the Partnership for a portion of the estimated expenses of the offering, in an amount equal to 0.25% of the gross proceeds of the offering (including any exercise of the underwriters’ over-allotment option).
     The Partnership will use the net proceeds from the offering to repurchase an equal number of its common units from Enterprise Products Operating LLC (“EPO”) and its subsidiary, Enterprise GTM Holdings L.P. (“Enterprise GTM”), at the same net purchase price per unit, after deducting underwriting discounts and commissions, pursuant to a common unit purchase agreement (the “Common Unit Purchase Agreement”), as more fully described below.
     Common Unit Purchase Agreement. On June 15, 2009, the Partnership entered into the Common Unit Purchase Agreement, pursuant to which the Partnership agreed to purchase from EPO and Enterprise GTM an aggregate number of common units equal to the aggregate number of, and at the same net purchase price per common unit as, the common units offered and sold by the Partnership in the concurrent public offering. A copy of the Common Unit Purchase Agreement is filed as Exhibit 1.2 hereto. The repurchase of common units from EPO and Enterprise GTM will close concurrently with the public offering.
     EPO is the sole owner of the general partner of the Partnership, DEP Holdings, LLC, and is the primary operating subsidiary of Enterprise Products Partners L.P. (“Enterprise Products Partners”), a publicly traded partnership the common units of which are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “EPD.” The general partner of Enterprise Products Partners is owned by Enterprise GP Holdings L.P., a publicly traded partnership the units of which are listed on the NYSE under the ticker symbol “EPE.” Enterprise GTM is a wholly-owned subsidiary of EPO.
     Prior to this offering and concurrent repurchase, EPO and its affiliates (including Enterprise GTM) beneficially owned approximately 74% of the Partnership. Following these transactions, EPO and its affiliates will own approximately 61% of the Partnership.

     The descriptions of the Underwriting Agreement and the Common Unit Purchase Agreement are qualified in their entirety by reference to Exhibit 1.1 and 1.2, respectively, which such exhibits are incorporated herein by reference.
Item 8.01 Other Events.
     Certain legal opinions related to the Registration Statement are filed herewith as Exhibits 5.1 and 8.1.
Item 9.01 Financial Statements and Other Exhibits
     (c) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 15, 2009, by and among Duncan Energy Partners L.P., DEP OLPGP, LLC, DEP Operating Partnership, L.P., Enterprise Products Operating LLC and the several underwriters named on Schedule I thereto.

1.2	Common Unit Purchase Agreement, dated June 15, 2009, by and among Enterprise Products Operating LLC, Enterprise GTM Holdings L.P. and Duncan Energy Partners L.P.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consents of Andrews Kurth LLP (including Exhibits 5.1 and 8.1).

99.1	Press Release dated June 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P. (Registrant) By: DEP Holdings, LLC, as general partner
/s/ Michael J. Knesek
Michael J. Knesek
Senior Vice President, Principal Accounting Officer and Controller
Dated: June 17, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 15, 2009, by and among Duncan Energy Partners L.P., DEP OLPGP, LLC, DEP Operating Partnership, L.P., Enterprise Products Operating LLC and the several underwriters named on Schedule I thereto.

1.2	Common Unit Purchase Agreement, dated June 15, 2009, by and among Enterprise Products Operating LLC, Enterprise GTM Holdings L.P. and Duncan Energy Partners L.P.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consents of Andrews Kurth LLP (including Exhibits 5.1 and 8.1).

99.1	Press Release dated June 15, 2009.